File.: 333-140813
EXHIBIT A
AMERICAN DEPOSITARY SHARES
(Each American Depositary Share represents
two deposited Shares)
THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR COMMON SHARES OF
THE PAR VALUE OF $0.001 EACH OF
XINHUA FINANCE MEDIA LIMITED
(INCORPORATED UNDER THE LAWS
OF THE CAYMAN ISLANDS)
OVERSTAMP: Effective March 2, 2009,
the companys new name is Xinhua Sports &
Entertainment Limited.
            The Bank of New York, as
depositary (hereinafter called the
Depositary), hereby certifies
that___________
____________________________________
________, or registered assigns IS THE
OWNER OF
_____________________________
AMERICAN DEPOSITARY SHARES
representing deposited common shares
(herein called Shares) of Xinhua Finance
Media Limited, an exempted company
incorporated under the laws of the Cayman
Islands (herein called the Company). At the date hereof, each American Depositary
Share represents two Shares deposited or subject to deposit under the Deposit
Agreement (as such term is hereinafter
defined) at the principal Hong Kong office of Hongkong and Shanghai Banking
Corporation Limited (herein called the
Custodian).  The Depositarys Corporate
Trust Office is located at a different address than its principal executive office. Its
Corporate Trust Office is located at 101
Barclay Street, New York, N.Y. 10286, and its principal executive office is located at One Wall Street, New York, N.Y. 10286.
THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK,
N.Y. 10286


1.	THE DEPOSIT AGREEMENT.
      This American Depositary Receipt is
one of an issue (herein called Receipts), all
issued and to be issued upon the terms and
conditions set forth in the deposit
agreement, dated as of March 8, 2007
(herein called the Deposit Agreement), by
and among the Company, the Depositary,
and all Owners and holders from time to
time of American Depositary Shares issued
thereunder, each of whom by accepting
American Depositary Shares agrees to
become a party thereto and become bound
by all the terms and conditions thereof.  The
Deposit Agreement sets forth the rights of
Owners and holders and the rights and
duties of the Depositary in respect of the
Shares deposited thereunder and any and all
other securities, property and cash from time
to time received in respect of such Shares
and held thereunder (such Shares, securities,
property, and cash are herein called
Deposited Securities).  Copies of the
Deposit Agreement are on file at the
Depositarys Corporate Trust Office in New
York City and at the office of the Custodian.
      The statements made on the face and
reverse of this Receipt are summaries of
certain provisions of the Deposit Agreement
and are qualified by and subject to the
detailed provisions of the Deposit
Agreement, to which reference is hereby
made.  Capitalized terms defined in the
Deposit Agreement and not defined herein
shall have the meanings set forth in the
Deposit Agreement.
2.	SURRENDER OF RECEIPTS AND
WITHDRAWAL OF SHARES.
      Upon surrender at the Corporate
Trust Office of the Depositary of American
Depositary Shares, and upon payment of the
fee of the Depositary provided in this
Receipt, and subject to the terms and
conditions of the Deposit Agreement, the
Owner of those American Depositary Shares
is entitled to delivery, to him or as
instructed, of the amount of Deposited
Securities at the time represented by those
American Depositary Shares.  Delivery of
such Deposited Securities may be made by
the delivery of (a) certificates or account
transfer in the name of the Owner hereof or
as ordered by him, with proper endorsement
or accompanied by proper instruments or
instructions of transfer and (b) any other
securities, property and cash to which such
Owner is then entitled in respect of this
Receipt.  Such delivery will be made at the
option of the Owner hereof, either at the
office of the Custodian or at the Corporate
Trust Office of the Depositary, provided that
the forwarding of certificates for Shares or
other Deposited Securities for such delivery
at the Corporate Trust Office of the
Depositary shall be at the risk and expense
of the Owner hereof.
3.	TRANSFERS, SPLIT-UPS, AND
COMBINATIONS OF RECEIPTS.
      Transfers of American Depositary
Shares may be registered on the books of the
Depositary by the Owner in person or by a
duly authorized attorney, upon surrender of
those American Depositary Shares properly
endorsed for transfer or accompanied by
proper instruments of transfer, in the case of
a Receipt, or pursuant to a proper instruction
(including, for the avoidance of doubt,
instructions through DRS and Profile as
provided in Section 2.10 of the Deposit
Agreement), in the case of uncertificated
American Depositary Shares, and funds
sufficient to pay any applicable transfer
taxes and the expenses of the Depositary and
upon compliance with such regulations, if
any, as the Depositary may establish for
such purpose. This Receipt may be split into
other such Receipts, or may be combined
with other such Receipts into one Receipt,
evidencing the same aggregate number of
American Depositary Shares as the Receipt
or Receipts surrendered. The Depositary,
upon surrender of a Receipt for the purpose
of exchanging for uncertificated American
Depositary Shares, shall cancel that Receipt
and send the Owner a statement confirming
that the Owner is the Owner of
uncertificated American Depositary Shares.
The Depositary, upon receipt of a proper
instruction (including, for the avoidance of
doubt, instructions through DRS and Profile
as provided in Section 2.10 of the Deposit
Agreement) from the Owner of
uncertificated American Depositary Shares
for the purpose of exchanging for
certificated American Depositary Shares,
shall execute and deliver to the Owner a
Receipt evidencing those American
Depositary Shares.  As a condition
precedent to the delivery, registration of
transfer, or surrender of any American
Depositary Shares or split-up or
combination of any Receipt or withdrawal of
any Deposited Securities, the Depositary,
the Custodian, or Registrar may require
payment from the depositor of the Shares or
the presenter of the Receipt or instruction
for registration of transfer or surrender of
American Depositary Shares not evidenced
by a Receipt of a sum sufficient to reimburse
it for any tax or other governmental charge
and any stock transfer or registration fee
with respect thereto (including any such tax
or charge and fee with respect to Shares
being deposited or withdrawn) and payment
of any applicable fees as provided in the
Deposit Agreement, may require the
production of proof satisfactory to it as to
the identity and genuineness of any
signature and may also require compliance
with any regulations the Depositary may
establish consistent with the provisions of
the Deposit Agreement.
      The delivery of American Depositary
Shares against deposit of Shares generally or
against deposit of particular Shares may be
suspended, or the transfer of American
Depositary Shares in particular instances
may be refused, or the registration of
transfer of outstanding American Depositary
Shares generally may be suspended, during
any period when the transfer books of the
Depositary are closed, or if any such action
is deemed necessary or advisable by the
Depositary or the Company at any time or
from time to time because of any
requirement of law or of any government or
governmental body or commission, or under
any provision of the Deposit Agreement, or
for any other reason, subject to the
provisions of the following sentence.
Notwithstanding anything to the contrary in
the Deposit Agreement or this Receipt, the
surrender of outstanding American
Depositary Shares and withdrawal of
Deposited Securities may not be suspended
subject only to (i) temporary delays caused
by closing the transfer books of the
Depositary or the Company or the Foreign
Registrar, if applicable, or the deposit of
Shares in connection with voting at a
shareholders meeting, or the payment of
dividends, (ii) the payment of fees, taxes and
similar charges, and (iii) compliance with
any U.S. or foreign laws or governmental
regulations relating to the American
Depositary Shares or to the withdrawal of
the Deposited Securities.  Without limitation
of the foregoing, the Depositary shall not
knowingly accept for deposit under the
Deposit Agreement any Shares in
connection with a sale of those Shares that
would be required to be registered under the
provisions of the Securities Act of 1933,
unless a registration statement is in effect as
to such Shares.
4.	LIABILITY OF OWNER FOR
TAXES.
      If any tax or other governmental
charge shall become payable with respect to
any American Depositary Shares or any
Deposited Securities represented by any
American Depositary Shares, such tax or
other governmental charge shall be payable
by the Owner to the Depositary.  The
Depositary may refuse to register any
transfer of those American Depositary
Shares or any withdrawal of Deposited
Securities represented by those American
Depositary Shares until such payment is
made, and may withhold any dividends or
other distributions, or may sell for the
account of the Owner any part or all of the
Deposited Securities represented by those
American Depositary Shares, and may apply
such dividends or other distributions or the
proceeds of any such sale in payment of
such tax or other governmental charge and
the Owner shall remain liable for any
deficiency.
5.	WARRANTIES ON DEPOSIT OF
SHARES.
            Every person depositing
Shares under the Deposit Agreement shall
be deemed thereby to represent and warrant
that such Shares and each certificate
therefor, if applicable, are validly issued,
fully paid, nonassessable and were not
issued in violation of any preemptive rights
of the holders of outstanding Shares and that
the person making such deposit is duly
authorized so to do.  Every such person shall
also be deemed to represent that such Shares
are eligible for deposit in accordance with
the Deposit Agreement and the General
Instructions to Form F-6 under the Securities
Act of 1933, and that, upon deposit, such
Shares and American Depositary Shares
representing such Shares would not be
Restricted Securities.  All representations
and warranties deemed made under Section
3.03 of the Deposit Agreement shall survive
the deposit of Shares and delivery or
surrender of American Depositary Shares.
6.	FILING PROOFS,
CERTIFICATES, AND OTHER
INFORMATION.
      Any person presenting Shares for
deposit or any Owner or holder may be
required from time to time to file with the
Depositary or the Custodian such proof of
citizenship or residence, exchange control
approval, or such information relating to the
registration on the books of the Company or
the Foreign Registrar, if applicable, to
execute such certificates and to make such
representations and warranties, as the
Depositary may deem necessary or proper.
The Depositary may withhold the delivery
or registration of transfer of any American
Depositary Shares or the distribution of any
dividend or sale or distribution of rights or
of the proceeds thereof or the delivery of
any Deposited Securities until such proof or
other information is filed or such certificates
are executed or such representations and
warranties made.  No Share shall be
accepted for deposit unless accompanied by
evidence satisfactory to the Depositary that
any necessary approval has been granted by
any governmental body in any applicable
jurisdiction that is then performing the
function of the regulation of currency
exchange.
7.	CHARGES OF DEPOSITARY.
      The following charges shall be
incurred by any party depositing or
withdrawing Shares or by any party
surrendering American Depositary Shares or
to whom American Depositary Shares are
issued (including, without limitation,
issuance pursuant to a stock dividend or
stock split declared by the Company or an
exchange of stock regarding the American
Depositary Shares or Deposited Securities or
a delivery of American Depositary Shares
pursuant to Section 4.03 of the Deposit
Agreement), or by Owners, as applicable:
(1) taxes and other governmental charges,
(2) such registration fees as may from time
to time be in effect for the registration of
transfers of Shares generally on the Share
register of the Company or Foreign
Registrar and applicable to transfers of
Shares to or from the name of the
Depositary or its nominee or the Custodian
or its nominee on the making of deposits or
withdrawals under the terms of the Deposit
Agreement, (3) such cable, telex and
facsimile transmission expenses as are
expressly provided in the Deposit
Agreement, (4) such expenses as are
incurred by the Depositary in the conversion
of foreign currency pursuant to Section 4.05
of the Deposit Agreement, (5) a fee of $5.00
or less per 100 American Depositary Shares
(or portion thereof) for the delivery of
American Depositary Shares pursuant to
Section 2.03, 4.03 or 4.04 of the Deposit
Agreement and the surrender of American
Depositary Shares pursuant to Section 2.05
or 6.02 of the Deposit Agreement, (6) a fee
of $.02 or less per American Depositary
Share (or portion thereof) for any cash
distribution made pursuant to the Deposit
Agreement, including, but not limited to
Sections 4.01 through 4.04 of the Deposit
Agreement, (7) a fee for the distribution of
securities pursuant to Section 4.02 of the
Deposit Agreement, such fee being in an
amount equal to the fee for the execution
and delivery of American Depositary Shares
referred to above which would have been
charged as a result of the deposit of such
securities (for purposes of this clause 7
treating all such securities as if they were
Shares) but which securities are instead
distributed by the Depositary to Owners, (8)
a fee of $.02 or less per American
Depositary Share (or portion thereof) for
depositary services, which will accrue on the
last day of each calendar year and which
will be payable as provided in clause (9)
below and (9) any other charges payable by
the Depositary, any of the Depositarys
agents, including the Custodian, or the
agents of the Depositarys agents in
connection with the servicing of Shares or
other Deposited Securities (which charge
shall be assessed against Owners as of the
date or dates set by the Depositary in
accordance with Section 4.06 of the Deposit
Agreement and shall be payable at the sole
discretion of the Depositary by billing such
Owners for such charge or by deducting
such charge from one or more cash
dividends or other cash distributions).
      The Depositary, subject to Article 8
hereof, may own and deal in any class of
securities of the Company and its affiliates
and in American Depositary Shares.
8.	PRE-RELEASE OF RECEIPTS.
            Notwithstanding Section 2.03
of the Deposit Agreement and unless
requested by the Company in writing to
cease doing so, the Depositary may deliver
American Depositary Shares prior to the
receipt of Shares pursuant to Section 2.02 of
that Agreement (a Pre-Release).  The
Depositary may, pursuant to Section 2.05 of
the Deposit Agreement, deliver Shares upon
the surrender of American Depositary
Shares that have been Pre-Released, whether
or not such cancellation is prior to the
termination of such Pre-Release or the
Depositary knows that such American
Depositary Shares have been Pre-Released.
The Depositary may receive American
Depositary Shares in lieu of Shares in
satisfaction of a Pre-Release.  Each Pre-
Release will be (a) preceded or accompanied
by a written representation and agreement
from the person to whom American
Depositary Shares are to be delivered (the
Pre-Releasee), that the Pre-Releasee, or its
customer, (i) owns the Shares or American
Depositary Shares to be remitted, as the case
may be, (ii) assigns all beneficial rights, title
and interest in such Shares or American
Depositary Shares, as the case may be, to the
Depositary in its capacity as such and for the
benefit of the Owners, and (iii) will not take
any action with respect to such Shares or
American Depositary Shares, as the case
may be, that is inconsistent with the transfer
of beneficial ownership (including, without
the consent of the Depositary, disposing of
such Shares or American Depositary Shares,
as the case may be), other than in
satisfaction of a Pre-Release, (b) at all times
fully collateralized with cash, U.S.
government securities, or such other
collateral as the Depositary determines, in
good faith, will provide substantially similar
liquidity and security, (c) terminable by the
Depositary on not more than five (5)
business days notice, and (d) subject to such
further indemnities and credit regulations as
the Depositary deems appropriate.  The
number of Shares not deposited but
represented by American Depositary Shares
which are outstanding at any time as a result
of Pre-Release will not normally exceed
thirty percent (30%) of the Shares deposited
hereunder; provided, however, that the
Depositary reserves the right to disregard
such limit from time to time as it deems
reasonably appropriate, and may, with the
prior written consent of the Company,
change such limit for purposes of general
application.  The Depositary will also set
Dollar limits with respect to Pre-Release
transactions to be entered into hereunder
with any particular Pre-Releasee on a case-
by-case basis as the Depositary deems
appropriate.  The collateral referred to in
clause (b) above shall be held by the
Depositary as security for the performance
of the Pre-Releasees obligations to the
Depositary in connection with a Pre-Release
transaction, including the Pre-Releasees
obligation to deliver Shares or American
Depositary Shares upon transaction of a Pre-
Release transaction (and shall not, for
avoidance of doubt, constitute Deposited
Securities).
      The Depositary may retain for its
own account any compensation received by
it in connection with the foregoing.
9.	TITLE TO RECEIPTS.
      It is a condition of this Receipt and
every successive Owner and holder of this
Receipt by accepting or holding the same
consents and agrees that when properly
endorsed or accompanied by proper
instruments of transfer, shall be transferable
as certificated registered securities under the
laws of New York. American Depositary
Shares not evidenced by Receipts shall be
transferable as uncertificated registered
securities under the laws of New York.  The
Depositary, notwithstanding any notice to
the contrary, may treat the Owner of
American Depositary Shares as the absolute
owner thereof for the purpose of
determining the person entitled to
distribution of dividends or other
distributions or to any notice provided for in
the Deposit Agreement and for all other
purposes, and neither the Depositary nor the
Company shall have any obligation or be
subject to any liability under the Deposit
Agreement to any Holder of American
Depositary Shares unless that Holder is the
Owner of those American Depositary
Shares.
10.	VALIDITY OF RECEIPT.
      This Receipt shall not be entitled to
any benefits under the Deposit Agreement or
be valid or obligatory for any purpose,
unless this Receipt shall have been executed
by the Depositary by the manual signature
of a duly authorized signatory of the
Depositary; provided, however that such
signature may be a facsimile if a Registrar
for the Receipts shall have been appointed
and such Receipts are countersigned by the
manual signature of a duly authorized
signatory of the Registrar.
11.	REPORTS; INSPECTION OF
TRANSFER BOOKS.
      The Company is subject to the
periodic reporting requirements of the
Securities Exchange Act of 1934 and,
accordingly, files certain reports with the
Securities and Exchange Commission.  Such
reports will be available for inspection and
copying at the public reference facilities
maintained by the Commission located at
100 F Street, N.E., Washington, D.C. 20549.
      The Depositary will make available
for inspection by Owners at its Corporate
Trust Office any reports, notices and other
communications, including any proxy
soliciting material, received from the
Company which are both (a) received by the
Depositary as the holder of the Deposited
Securities and (b) made generally available
to the holders of such Deposited Securities
by the Company.  The Depositary will also,
upon written request by the Company, send
to Owners copies of such reports when
furnished by the Company pursuant to the
Deposit Agreement.  Any such reports and
communications, including any such proxy
soliciting material, furnished to the
Depositary by the Company shall be
furnished in English to the extent such
materials are required to be translated into
English pursuant to any regulations of the
Commission.
      The Depositary will keep books, at
its Corporate Trust Office, for the
registration of American Depositary Shares
and transfers of American Depositary Shares
which at all reasonable times shall be open
for inspection by the Owners, provided that
such inspection shall not be for the purpose
of communicating with Owners in the
interest of a business or object other than the
business of the Company or a matter related
to the Deposit Agreement or the American
Depositary Shares.
12.	DIVIDENDS AND
DISTRIBUTIONS.
      Whenever the Depositary receives
any cash dividend or other cash distribution
on any Deposited Securities, the Depositary
will, if at the time of receipt thereof any
amounts received in a foreign currency can
in the judgment of the Depositary be
converted on a reasonable basis into United
States dollars transferable to the United
States, and subject to the Deposit
Agreement, convert such dividend or
distribution into dollars and will distribute
the amount thus received (net of the fees and
expenses of the Depositary as provided in
Section 5.09 of the Deposit Agreement, if
applicable) to the Owners entitled thereto;
provided, however, that in the event that the
Company or the Depositary is required to
withhold and does withhold from any cash
dividend or other cash distribution in respect
of any Deposited Securities an amount on
account of taxes or other governmental
charges, the amount distributed to the
Owners of the American Depositary Shares
representing such Deposited Securities shall
be reduced accordingly.
      Subject to the provisions of
Section 4.11 and 5.09 of the Deposit
Agreement, whenever the Depositary
receives any distribution other than a
distribution described in Section 4.01, 4.03
or 4.04 of the Deposit Agreement, the
Depositary will cause the securities or
property received by it to be distributed to
the Owners entitled thereto, in any manner
that the Depositary may deem equitable and
practicable for accomplishing such
distribution; provided, however, that if in the
opinion of the Depositary such distribution
cannot be made proportionately among the
Owners of Receipts entitled thereto, or if for
any other reason the Depositary deems such
distribution not to be feasible, the
Depositary may adopt such method as it
may deem equitable and practicable for the
purpose of effecting such distribution,
including, but not limited to, the public or
private sale of the securities or property thus
received, or any part thereof, and the net
proceeds of any such sale (net of the fees
and expenses of the Depositary as provided
in  Section 5.09 of the Deposit Agreement)
will be distributed by the Depositary to the
Owners of Receipts entitled thereto all in the
manner and subject to the conditions
described in Section 4.01 of the Deposit
Agreement.  The Depositary shall not be
required to make any distribution of
securities under Section 4.02 of the Deposit
Agreement unless it has received
satisfactory assurances from the Company
that the distribution does not require
registration under the Securities Act of
1933, it being agreed that an opinion of
recognized U.S. counsel for the Company
upon which the Depositary may rely will
constitute reasonable assurances.  The
Depositary may sell, by public or private
sale, an amount of securities or other
property it would otherwise distribute under
this Article that is sufficient to pay its fees
and expenses in respect of that distribution.
      If any distribution consists of a
dividend in, or free distribution of, Shares,
the Depositary may deliver to the Owners
entitled thereto, an aggregate number of
American Depositary Shares representing
the amount of Shares received as such
dividend or free distribution, subject to the
terms and conditions of the Deposit
Agreement with respect to the deposit of
Shares and after deduction or upon issuance
of American Depositary Shares, including
the withholding of any tax or other
governmental charge as provided in Section
4.11 of the Deposit Agreement and the
payment of the fees and expenses of the
Depositary as provided in Article 7 hereof
and Section 5.09 of the Deposit Agreement
(and the Depositary may sell, by public or
private sale, an amount of Shares received
sufficient to pay its fees and expenses in
respect of that  distribution).  The
Depositary may withhold any such delivery
of American Depositary Shares if it has not
received satisfactory assurances from the
Company that such distribution does not
require registration under the Securities Act
of 1933, it being agreed that an opinion of
recognized U.S. counsel for the Company
upon which the Depositary may rely will
constitute reasonable assurances.  In lieu of
delivering fractional American Depositary
Shares in any such case, the Depositary will
sell the amount of Shares represented by the
aggregate of such fractions and distribute the
net proceeds, all in the manner and subject
to the conditions described in Section 4.01
of the Deposit Agreement.  If additional
American Depositary Shares are not so
delivered, each American Depositary Share
shall thenceforth also represent the
additional Shares distributed upon the
Deposited Securities represented thereby.
      In the event that the Depositary
determines that any distribution in property
(including Shares and rights to subscribe
therefor) is subject to any tax or other
governmental charge which the Depositary
is obligated to withhold, the Depositary may
by public or private sale dispose of all or a
portion of such property (including Shares
and rights to subscribe therefor) in such
amounts and in such manner as the
Depositary deems necessary and practicable
to pay any such taxes or charges, and the
Depositary shall distribute the net proceeds
of any such sale after deduction of such
taxes or charges to the Owners of Receipts
entitled thereto.
13.	RIGHTS.
      In the event that the Company shall
offer or cause to be offered to the holders of
any Deposited Securities any rights to
subscribe for additional Shares or any rights
of any other nature, the Depositary shall
have discretion as to the procedure to be
followed in making such rights available to
any Owners entitle to them or in disposing
of such rights on behalf of any Owners and
making the net proceeds available to such
Owners or, if by the terms of such rights
offering or for any other reason, the
Depositary may not either make such rights
available to any Owners otherwise entitled
to them or dispose of such rights and make
the net proceeds available to such Owners,
then the Depositary shall allow the rights to
lapse.  If at the time of the offering of any
rights the Depositary determines in its
reasonable discretion that it is lawful and
feasible to make such rights available to all
or certain Owners but not to other Owners,
the Depositary may distribute to any Owner
to whom it determines the distribution to be
lawful and feasible, in proportion to the
number of American Depositary Shares held
by such Owner, warrants or other
instruments therefor in such form as it
deems appropriate.
      In circumstances in which rights
would otherwise not be distributed, if an
Owner requests the distribution of warrants
or other instruments in order to exercise the
rights allocable to the American Depositary
Shares of such Owner under the Deposit
Agreement, the Depositary will make such
rights available to such Owner upon written
notice from the Company to the Depositary
that (a) the Company has elected in its sole
discretion to permit such rights to be
exercised and (b) such Owner has executed
such documents as the Company has
determined in its sole discretion are
reasonably required under applicable law.
      If the Depositary has distributed
warrants or other instruments for rights to all
or certain Owners, then upon instruction
from such an Owner pursuant to such
warrants or other instruments to the
Depositary from such Owner to exercise
such rights, upon payment by such Owner to
the Depositary for the account of such
Owner of an amount equal to the purchase
price of the Shares to be received upon the
exercise of the rights, and upon payment of
the fees and expenses of the Depositary and
any other charges as set forth in such
warrants or other instruments, the
Depositary shall, on behalf of such Owner,
exercise the rights and purchase the Shares,
and the Company shall cause the Shares so
purchased to be delivered to the Depositary
on behalf of such Owner.  As agent for such
Owner, the Depositary will cause the Shares
so purchased to be deposited pursuant to
Section 2.02 of the Deposit Agreement, and
shall, pursuant to Section 2.03 of the
Deposit Agreement, deliver American
Depositary Shares to such Owner.  In the
case of a distribution pursuant to the second
paragraph of this Article 13, such deposit
shall be made, and depositary shares shall be
delivered, under depositary arrangements
which provide for issuance of depositary
shares subject to the appropriate restrictions
on sale, deposit, cancellation, and transfer
under applicable United States laws.
      If the Depositary determines in its
reasonable discretion that it is not lawful and
feasible to make such rights available to all
or certain Owners, it may sell the rights,
warrants or other instruments in proportion
to the number of American Depositary
Shares held by the Owners to whom it has
determined it may not lawfully or feasibly
make such rights available, and allocate the
net proceeds of such sales (net of the fees
and expenses of the Depositary as provided
in Section 5.09 of the Deposit Agreement
and all taxes and governmental charges
payable in connection with such rights and
subject to the terms and conditions of the
Deposit Agreement) for the account of such
Owners otherwise entitled to such rights,
warrants or other instruments, upon an
averaged or other practical basis without
regard to any distinctions among such
Owners because of exchange restrictions or
the date of delivery of any American
Depositary Shares or otherwise.
      The Depositary will not offer rights
to Owners unless both the rights and the
securities to which such rights relate are
either exempt from registration under the
Securities Act of 1933 with respect to a
distribution to all Owners or are registered
under the provisions of such Act; provided,
that nothing in the Deposit Agreement shall
create any obligation on the part of the
Company to file a registration statement
with respect to such rights or underlying
securities or to endeavor to have such a
registration statement declared effective.  If
an Owner requests the distribution of
warrants or other instruments,
notwithstanding that there has been no such
registration under the Securities Act of
1933, the Depositary shall not effect such
distribution unless it has received an opinion
from recognized counsel in the United States
for the Company upon which the Depositary
may rely that such distribution to such
Owner is exempt from such registration.
      The Depositary shall not be
responsible for any reasonable failure to
determine that it may be lawful or feasible to
make such rights available to Owners in
general or any Owner in particular.
14.	CONVERSION OF FOREIGN
CURRENCY.
      Whenever the Depositary or the
Custodian shall receive foreign currency, by
way of dividends or other distributions or
the net proceeds from the sale of securities,
property or rights, and if at the time of the
receipt thereof the foreign currency so
received can in the judgment of the
Depositary be converted on a reasonable
basis into Dollars and the resulting Dollars
transferred to the United States, the
Depositary shall convert or cause to be
converted by sale or in any other manner
that it may determine, such foreign currency
into Dollars, and such Dollars shall be
distributed to the Owners entitled thereto or,
if the Depositary shall have distributed any
warrants or other instruments which entitle
the holders thereof to such Dollars, then to
the holders of such warrants and/or
instruments upon surrender thereof for
cancellation.  Such distribution may be
made upon an averaged or other practicable
basis without regard to any distinctions
among Owners on account of exchange
restrictions, the date of delivery of any
American Depositary Shares or otherwise
and shall be net of any expenses of
conversion into Dollars incurred by the
Depositary as provided in Section 5.09 of
the Deposit Agreement.
      If such conversion or distribution can
be effected only with the approval or license
of any government or agency thereof, the
Depositary shall file such application for
approval or license, if any, as it may deem
desirable.
      If at any time the Depositary shall
determine that in its judgment any foreign
currency received by the Depositary or the
Custodian is not convertible on a reasonable
basis into Dollars transferable to the United
States, or if any approval or license of any
government or agency thereof which is
required for such conversion is denied or in
the opinion of the Depositary is not
obtainable, or if any such approval or license
is not obtained within a reasonable period as
determined by the Depositary, the
Depositary may distribute the foreign
currency (or an appropriate document
evidencing the right to receive such foreign
currency) received by the Depositary to, or
in its discretion may hold such foreign
currency uninvested and without liability for
interest thereon for the respective accounts
of, the Owners entitled to receive the same.
      If any such conversion of foreign
currency, in whole or in part, cannot be
effected for distribution to some of the
Owners entitled thereto, the Depositary may
in its discretion make such conversion and
distribution in Dollars to the extent
permissible to the Owners entitled thereto
and may distribute the balance of the foreign
currency received by the Depositary to, or
hold such balance uninvested and without
liability for interest thereon for the
respective accounts of, the Owners entitled
thereto.
15.	RECORD DATES.
      Whenever any cash dividend or other
cash distribution shall become payable or
any distribution other than cash shall be
made, or whenever rights shall be issued
with respect to the Deposited Securities, or
whenever the Depositary shall receive notice
of any meeting of holders of Shares or other
Deposited Securities, or whenever for any
reason the Depositary causes a change in the
number of Shares that are represented by
each American Depositary Share, or
whenever the Depositary shall find it
necessary or convenient, the Depositary
shall fix a record date, which date shall be
the same date, o the extent practicable, as
the record date for the Deposited Securities
or, if different, as close thereto as
practicable (a) for the determination of the
Owners who shall be (i) entitled to receive
such dividend, distribution or rights or the
net proceeds of the sale thereof, (ii) entitled
to give instructions for the exercise of voting
rights at any such meeting or (iii)
responsible for any fee assessed by the
Depositary pursuant to the Deposit
Agreement, or (b) on or after which each
American Depositary Share will represent
the changed number of Shares, subject to the
provisions of the Deposit Agreement.
16.	VOTING OF DEPOSITED
SECURITIES.
            Upon receipt of notice of any
meeting of holders of Shares or other
Deposited Securities, if requested in writing
by the Company, the Depositary shall, as
soon as practicable thereafter, mail to the
Owners of Receipts a notice, the form of
which notice shall be in the discretion of the
Depositary, which shall contain (a) such
information as is contained in such notice of
meeting received by the Depositary, (b) a
statement that the Owners as of the close of
business on a specified record date will be
entitled, subject to any applicable provision
of law and of the Memorandum and Articles
of Association of the Company, to instruct
the Depositary as to the exercise of the
voting rights, if any, pertaining to the
amount of Shares or other Deposited
Securities represented by their respective
American Depositary Shares and (c) a
statement as to the manner in which such
instructions may be given, including an
express indication that, if the Depositary
does not receive instructions, it may deem
instructions to have been given under the
last sentence of this paragraph to give a
discretionary proxy to a person designated
by the Company.  Upon the written request
of an Owner of American Depositary Shares
on that record date, received on or before the
date established by the Depositary for the
purpose, the Depositary shall endeavor, in so
far as practicable, to vote or cause to be
voted the amount of Shares or other
Deposited Securities represented by those
American Depositary Shares in accordance
with the instructions set forth in that request.
The Depositary shall not vote or attempt to
exercise the right to vote that attaches to
Deposited Securities other than in
accordance with instructions received from
Owners or deemed received under the
following sentence.  If (i) the Company
made a request to the Depositary as
contemplated by the first sentence of this
paragraph and complied with the following
paragraph and (ii) no instructions are
received by the Depositary from an Owner
with respect to an amount of Deposited
Securities represented by that Owners
American Depositary Shares on or before
the date established by the Depositary for
that purpose, the Depositary shall deem that
Owner to have instructed the Depositary to
give, and the Depositary shall give, a
discretionary proxy to a person designated
by the Company with respect to that amount
of Deposited Securities, except that  such
instruction shall not be deemed to have been
given and the Depositary shall not give a
discretionary proxy with respect to any
matter as to which the Company informs the
Depositary (and the Company agrees to
provide that information as promptly as
practicable in writing, if applicable) that (x)
the Company does not wish to receive a
discretionary proxy, (y) substantial
opposition exists or (z) the matter materially
and adversely affects the rights of holders of
Shares.
            In order to give Owners a
reasonable opportunity to instruct the
Depositary as to the exercise of voting rights
relating to Deposited Securities, if the
Company will request the Depositary to act
under Section 4.07 of the Deposit
Agreement, the Company shall   give the
Depositary notice of any such meeting and
details concerning the matters to be voted
upon not less than 45 days prior to the
meeting date.
            There can be no assurance
that Owners generally or any Owner in
particular will receive the notice described
in Section 4.07 of the Deposit Agreement
sufficiently prior to the instruction cutoff
date to ensure that the Depositary will vote
the Shares or Deposited Securities in
accordance with the provisions set forth in
Section.
17.	CHANGES AFFECTING
DEPOSITED SECURITIES.
      Upon any change in nominal value,
change in par value, split-up, consolidation,
or any other reclassification of Deposited
Securities, or upon any recapitalization,
reorganization, merger or consolidation, or
sale of assets affecting the Company or to
which it is a party, or upon the redemption
or cancellation by the Company of the
Deposited Securities, any securities, cash or
property which shall be received by the
Depositary or a Custodian in exchange for,
in conversion of, in lieu of or in respect of
Deposited Securities shall be treated as new
Deposited Securities under the Deposit
Agreement, and American Depositary
Shares shall thenceforth represent, in
addition to the existing Deposited Securities,
the right to receive the new Deposited
Securities so received, unless additional
Receipts are delivered pursuant to the
following sentence.  In any such case the
Depositary may execute and deliver
additional Receipts as in the case of a
dividend in Shares, or call for the surrender
of outstanding Receipts to be exchanged for
new Receipts specifically describing such
new Deposited Securities.
18.	LIABILITY OF THE COMPANY
AND DEPOSITARY.
      Neither the Depositary nor the
Company nor any of their respective
directors, employees, agents or affiliates
shall incur any liability to any Owner or
holder, (i) if by reason of any provision of
any present or future law or regulation of the
United States or any other country, or of any
governmental or regulatory authority, or by
reason of any provision, present or future, of
the Memorandum and Articles of
Association of the Company, or by reason of
any provision of any securities issued or
distributed by the Company, or any offering
or distribution thereof, or by reason of any
act of God or war or terrorism or other
circumstances beyond its control, the
Depositary or the Company shall be
prevented, delayed or forbidden from or be
subject to any civil or criminal penalty on
account of doing or performing any act or
thing which by the terms of the Deposit
Agreement or Deposited Securities it is
provided shall be done or performed, (ii) by
reason of any non-performance or delay,
caused as aforesaid, in the performance of
any act or thing which by the terms of the
Deposit Agreement it is provided shall or
may be done or performed, (iii) by reason of
any exercise of, or failure to exercise, any
discretion provided for in the Deposit
Agreement, (iv) for the inability of any
Owner or holder to benefit from any
distribution, offering, right or other benefit
which is made available to holders of
Deposited Securities but is not, under the
terms of the Deposit Agreement, made
available to Owners or holders, or (v) for
any special, consequential or punitive
damages for any breach of the terms of the
Deposit Agreement.  Where, by the terms of
a distribution pursuant to Section 4.01, 4.02
or 4.03 of the Deposit Agreement, or an
offering or distribution pursuant to
Section 4.04 of the Deposit Agreement, such
distribution or offering may not be made
available to Owners of Receipts, and the
Depositary may not dispose of such
distribution or offering on behalf of such
Owners and make the net proceeds available
to such Owners, then the Depositary shall
not make such distribution or offering, and
shall allow any rights, if applicable, to lapse,
in each case without liability to the
Company or the Depositary.  Neither the
Company nor the Depositary nor their
respective directors, officers, employees or
agents assumes any obligation or shall be
subject to any liability under the Deposit
Agreement to Owners or holders, except that
each of the Company and the Depositary
agree to perform their obligations
specifically set forth in the Deposit
Agreement without negligence or bad faith.
The Depositary shall not be subject to any
liability with respect to the validity or worth
of the Deposited Securities.  Neither the
Depositary nor the Company shall be under
any obligation to appear in, prosecute or
defend any action, suit, or other proceeding
in respect of any Deposited Securities or in
respect of the American Depositary Shares,
on behalf of any Owner or holder or other
person.  Neither the Depositary nor the
Company shall be liable for any action or
nonaction by it in reliance upon the advice
of or information from legal counsel,
accountants, any person presenting Shares
for deposit, any Owner or holder, or any
other person believed by it in good faith to
be competent to give such advice or
information.  The Depositary shall not be
responsible for any failure to carry out any
instructions to vote any of the Deposited
Securities or for the manner in which any
such vote is cast or the effect of any such
vote, provided that any such action or
nonaction is in good faith.  The Depositary
shall not be liable for any acts or omissions
made by a successor depositary whether in
connection with a previous act or omission
of the Depositary or in connection with a
matter arising wholly after the removal or
resignation of the Depositary, provided that
in connection with the issue out of which
such potential liability arises, the Depositary
performed its obligations without negligence
or bad faith while it acted as Depositary.  No
disclaimer of liability under the Securities
Act of 1933 is intended by any provision of
the Deposit Agreement.
19.	RESIGNATION AND REMOVAL
OF THE DEPOSITARY;
APPOINTMENT OF SUCCESSOR
CUSTODIAN.
      The Depositary may at any time
resign as Depositary under the Deposit
Agreement by written notice of its election
so to do delivered to the Company, such
resignation to take effect upon the earlier of
(i) the appointment of a successor depositary
and its acceptance of such appointment as
provided in the Deposit Agreement or (ii)
termination by the Depositary pursuant to
Section 6.02 of the Deposit Agreement.  The
Depositary may at any time be removed by
the Company by 120 days prior written
notice of such removal, to become effective
upon the later of (i) the 120th day after
delivery of the notice to the Depositary and
(ii) the appointment of a successor
depositary and its acceptance of such
appointment as provided in the Deposit
Agreement.  The Depositary in its discretion
may appoint a substitute or additional
custodian or custodians.
20.	AMENDMENT.
      The form of the Receipts and any
provisions of the Deposit Agreement may at
any time and from time to time be amended
by agreement between the Company and the
Depositary without the consent of Owners or
holders in any respect which they may deem
necessary or desirable.  Any amendment
which shall impose or increase any fees or
charges (other than taxes and other
governmental charges, registration fees,
cable, telex or facsimile transmission costs,
delivery costs or other such expenses), or
which shall otherwise prejudice any
substantial existing right of Owners, shall,
however, not become effective as to
outstanding American Depositary Shares
until the expiration of thirty days after notice
of such amendment shall have been given to
the Owners of outstanding American
Depositary Shares. Every Owner and holder
of American Depositary Shares, at the time
any amendment so becomes effective, shall
be deemed, by continuing to hold such
American Depositary Shares or any interest
therein, to consent and agree to such
amendment and to be bound by the Deposit
Agreement as amended thereby. In no event
shall any amendment impair the right of the
Owner to surrender American Depositary
Shares and receive therefor the Deposited
Securities represented thereby, except in
order to comply with mandatory provisions
of applicable law.
21.	TERMINATION OF DEPOSIT
AGREEMENT.
      The Company may terminate the
Deposit Agreement by instructing the
Depositary to mail notice of termination to
the Owners of all American Depositary
Shares then outstanding at least 60 days
prior to the termination date included in
such notice.  The Depositary may likewise
terminate the Deposit Agreement, if at any
time 30 days shall have expired after the
Depositary delivered to the Company a
written resignation notice and if a successor
depositary shall not have been appointed and
accepted its appointment as provided in the
Deposit Agreement; in such case the
Depositary shall mail a notice of termination
to the Owners of all American Depositary
Shares then outstanding at least 30 days
prior to the termination date.  On and after
the date of termination, the Owner of
American Depositary Shares will, upon (a)
surrender of such American Depositary
Shares, (b) payment of the fee of the
Depositary for the surrender of American
Depositary Shares referred to in Section
2.05, and (c) payment of any applicable
taxes or governmental charges, be entitled to
delivery, to him or upon his order, of the
amount of Deposited Securities represented
by those American Depositary Shares.  If
any American Depositary Shares shall
remain outstanding after the date of
termination, the Depositary thereafter shall
discontinue the registration of transfers of
American Depositary Shares, shall suspend
the distribution of dividends to the Owners
thereof, and shall not give any further
notices or perform any further acts under the
Deposit Agreement, except that the
Depositary shall continue to collect
dividends and other distributions pertaining
to Deposited Securities, shall sell rights and
other property as provided in the Deposit
Agreement, and shall continue to deliver
Deposited Securities, together with any
dividends or other distributions received
with respect thereto and the net proceeds of
the sale of any rights or other property, upon
surrender of American Depositary Shares
(after deducting, in each case, the fee of the
Depositary for the surrender of American
Depositary Shares, any expenses for the
account of the Owner of such American
Depositary Shares in accordance with the
terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges). At any time after the
expiration of four months from the date of
termination, the Depositary may sell the
Deposited Securities then held under the
Deposit Agreement and may thereafter hold
uninvested the net proceeds of any such sale,
together with any other cash then held by it
thereunder, unsegregated and without
liability for interest, for the pro rata benefit
of the Owners of American Depositary
Shares that have not theretofore been
surrendered, such Owners thereupon
becoming general creditors of the
Depositary with respect to such net
proceeds. After making such sale, the
Depositary shall be discharged from all
obligations under the Deposit Agreement,
except to account for such net proceeds and
other cash (after deducting, in each case, the
fee of the Depositary for the surrender of
American Depositary Shares, any expenses
for the account of the Owner of such
American Depositary Shares in accordance
with the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges).  Upon the
termination of the Deposit Agreement, the
Company shall be discharged from all
obligations under the Deposit Agreement
except for its obligations to the Depositary
with respect to indemnification, charges, and
expenses.
22.	DTC DIRECT REGISTRATION
SYSTEM AND PROFILE
MODIFICATION SYSTEM.
      (a)	Notwithstanding the
provisions of Section 2.04 of the Deposit
Agreement, the parties acknowledge that the
Direct Registration System (DRS) and
Profile Modification System (Profile) shall
apply to uncertificated American Depositary
Shares upon acceptance thereof to DRS by
DTC.  DRS is the system administered by
DTC pursuant to which the Depositary may
register the ownership of uncertificated
American Depositary Shares, which
ownership shall be evidenced by periodic
statements issued by the Depositary to the
Owners entitled thereto.  Profile is a
required feature of DRS which allows a
DTC participant, claiming to act on behalf
of an Owner, to direct the Depositary to
register a transfer of those American
Depositary Shares to DTC or its nominee
and to deliver those American Depositary
Shares to the DTC account of that DTC
participant without receipt by the Depositary
of prior authorization from the Owner to
register such transfer.
      (b)	In connection with and in
accordance with the arrangements and
procedures relating to DRS/Profile, the
parties understand that the Depositary will
not verify, determine or otherwise ascertain
that the DTC participant which is claiming
to be acting on behalf of an Owner in
requesting registration of transfer and
delivery described in subsection (a) has the
actual authority to act on behalf of the
Owner (notwithstanding any requirements
under the Uniform Commercial Code).  For
the avoidance of doubt, the provisions of
Sections 5.03 and 5.08 of the Deposit
Agreement shall apply to the matters arising
from the use of the DRS.  The parties agree
that the Depositarys reliance on and
compliance with instructions received by the
Depositary through the DRS/Profile System
and in accordance with the Deposit
Agreement, shall not constitute negligence
or bad faith on the part of the Depositary.
22.	ARBITRATION; SUBMISSION
TO JURISDICTION; JURY TRIAL
WAIVER; WAIVER OF
IMMUNITIES.
      The Deposit Agreement provides
that any controversy, claim or cause of
action brought by any party to the Deposit
Agreement against the Company arising out of or relating to the Shares or other
Deposited Securities, the Global Depositary
Shares, the Receipts or the Deposit
Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the
American Arbitration Association, and that judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof; provided, that in the event of any third-party litigation to which the Depositary is a party and to which the Company may properly be joined, the Company may be so joined in any court in which such litigation is proceeding; and provided further that any such controversy, claim or cause of action that relates to or is based upon the provisions of the Federal securities laws of the United States or the rules and regulations promulgated thereunder shall be submitted to arbitration as provided in the Deposit Agreement only if so elected by the claimant. The Deposit
Agreement further provides that any
controversy, claim or cause of action arising out of or relating to the Shares or other
Deposited Securities, the Global Depositary
Shares, the Receipts or the Deposit
Agreement not subject to arbitration above shall be litigated in the Federal and state courts in the Borough of Manhattan, The
City of New York.
      In the Deposit Agreement, the
Company has (i) appointed Law Debenture
Corporate Services Inc., 400 Madison
Avenue, 4th Floor, New York, New York
10017, in the State of New York, as the
Companys authorized agent upon which
process may be served in any suit or
proceeding arising out of or relating to the Shares or Deposited Securities, the
American Depositary Shares, the Receipts or this Agreement, (ii) consented and submitted to the jurisdiction of any state or federal court in the State of New York in which any such suit or proceeding may be instituted, and (iii) agreed that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.
      EACH PARTY TO THE DEPOSIT
AGREEMENT (INCLUDING, FOR
AVOIDANCE OF DOUBT, EACH
OWNER AND HOLDER) HEREBY
IRREVOCABLY WAIVES, TO THE
FULLEST EXTENT PERMITTED BY
APPLICABLE LAW, ANY RIGHT IT
MAY HAVE TO A TRIAL BY JURY IN
ANY SUIT, ACTION OR PROCEEDING
AGAINST THE COMPANY AND/OR
THE DEPOSITARY DIRECTLY OR
INDIRECTLY ARISING OUT OF OR
RELATING TO THE SHARES OR
OTHER DEPOSITED SECURITIES, THE
AMERICAN DEPOSITARY SHARES OR
THE RECEIPTS, THE DEPOSIT
AGREEMENT OR ANY TRANSACTION
CONTEMPLATED HEREIN OR
THEREIN, OR THE BREACH HEREOF
OR THEREOF, INCLUDING WITHOUT
LIMITATION ANY QUESTION
REGARDING EXISTENCE, VALIDITY
OR TERMINATION (WHETHER BASED
ON CONTRACT, TORT OR ANY OTHER
THEORY).
      To the extent that the Company or
any of its properties, assets or revenues may have or hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Shares or Deposited Securities, the
American Depositary Shares, the Receipts or the Deposit Agreement, the Company, to the fullest extent permitted by law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.


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